EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 14, 2003, in Amendment No. 3 to the Registration Statement (Form S-4 No. 333-100330) and related Prospectus of LBI Media, Inc. dated April 4, 2003.

/s/    ERNST & YOUNG LLP

Los Angeles, California

April 3, 2003